                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[_] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               DRAVO CORPORATION
      ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                                            [LOGO OF DRAVO CORP]

                                                                  March 26, 1996

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders at 10:00 a.m. on Thursday morning, April 25, 1996, in the Urban Room on the seventeenth floor of the Westin William Penn Hotel located in downtown Pittsburgh.

     A Proxy Card or Voter Direction Card is enclosed with the notice of meeting and proxy statement. Whether or not you now plan to attend the annual meeting, we urge you to sign, date and mail the enclosed card and return it in the enclosed envelope at your earliest convenience. Regardless of the size of your holding, it is important that your shares be represented. If you attend the annual meeting, you may withdraw your proxy and vote in person.

     Admission to the meeting will be by Admission Card only. If you plan to attend, you may obtain an Admission Card by completing the Admission Card Request Form and returning it along with your Proxy Card or Voter Direction Card.

     We look forward with pleasure to seeing you on April 25th.

                                                        Sincerely,

                                                        /s/ Carl A. Gilbert

                                                        Carl A. Gilbert
                                                        President and Chief
                                                        Executive Officer

                               DRAVO CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 1996

     The 1996 annual meeting of the shareholders of Dravo Corporation, a Pennsylvania corporation (the "Corporation"), will be held in the Urban Room on the seventeenth floor of the Westin William Penn Hotel, Pittsburgh, Pennsylvania, on Thursday, April 25, 1996 at 10:00 a.m., Eastern Daylight Savings Time, for the purpose of:

          1. Electing two Directors to the class of the Board of Directors whose term expires at the 1999 annual meeting of shareholders;

          2. Considering and taking action on the proposed Non-Employee Directors' Retainer Fee Plan, set forth as Appendix A to the accompanying Proxy Statement;

          3. Considering and taking action on the proposed Stock Incentive Compensation Plan, set forth as Appendix B to the accompanying Proxy Statement;

          4. Electing certified public accountants to examine the financial statements of the Corporation and its subsidiaries as of December 31, 1996, and to report upon the financial statements to the shareholders as of December 31, 1996; and

          5. Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 6, 1996 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof.

     A copy of the Corporation's Annual Report for the year ended December 31, 1995 is being mailed herewith to each shareholder.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTER DIRECTION CARD IN THE POSTAGE-PAID AND ADDRESSED ENVELOPE PROVIDED.

                                              By Order of the Board of Directors

                                                                JAMES J. PUHALA,
                                                                       Secretary

3600 One Oliver Plaza
Pittsburgh, Pennsylvania 15222-2682
March 26, 1996

                                PROXY STATEMENT

     This proxy statement and the related letter to shareholders, notice of meeting and Proxy Card or Voter Direction Card are being mailed to the shareholders of Dravo Corporation, a Pennsylvania corporation (the "Corporation"), on or about March 26, 1996 in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the annual meeting of shareholders to be held at 10:00 a.m., Eastern Daylight Savings Time, on Thursday, April 25, 1996 in the Urban Room on the seventeenth floor of the Westin William Penn Hotel, Pittsburgh, Pennsylvania and any adjournments thereof (the "1996 Annual Meeting"). Proxies are revocable until exercised, but under Pennsylvania law such revocation is not effective until notice thereof has been given to the Secretary of the Corporation at its principal executive office, 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682 or at the 1996 Annual Meeting.

     The Board of Directors has fixed the close of business on March 6, 1996 as the record date (the "Record Date") for determining shareholders entitled to vote at the meeting.

     On the Record Date the Corporation had outstanding 14,707,546 shares of Common Stock, par value $1.00 per share (the "Common Stock"), 25,386 shares of $2.475 Cumulative Convertible Series B Preference Stock, par value $1.00 per share (the "Series B Preference Stock") and 200,000 shares of Series D Cumulative Convertible Exchangeable Preference Stock, par value $1.00 per share (the "Series D Preference Stock"). Each holder of record at the close of business on the Record Date of Common Stock, Series B Preference Stock and Series D Preference Stock is entitled to one vote for each share of any class held. The holders of Common Stock and of Series B and Series D Preference Stock vote as a single class on the elections of Directors and of certified public accountants and on the approval of the Non-Employee Directors' Retainer Fee Plan and Stock Incentive Compensation Plan.

                             ELECTIONS OF DIRECTORS

     The Corporation has a staggered Board of Directors (the "Board"), so that the Directors are divided into classes whose members' terms expire in different years. The Board has three classes with terms expiring presently at the annual meetings of shareholders in 1996, 1997 and 1998. Pennsylvania law requires that each class of Directors to be elected at a meeting of shareholders be elected in a separate election.

     Directors will be elected at the 1996 Annual Meeting to serve until the annual meeting in the year their term expires and until their successors are duly elected and qualified. The following are the Board's nominees for the two positions in the class of the Board whose members' terms presently expire at the 1996 Annual Meeting, and after the election whose members' terms will expire at the 1999 annual meeting of shareholders (the "1999 Class of Directors"):

           NOMINEE               TERM     TERM EXPIRES
           -------               ----     ------------
Arthur E. Byrnes                3 years       1999
James C. Huntington, Jr.        3 years       1999

     Although it is expected that each of the nominees of the Board listed above will be available for election, if either of them is not a candidate at the time the election occurs, it is intended that proxies solicited by the Board will be voted for the election of a substitute nominee designated by the Board upon the recommendation of the Nominating Committee of the Board unless the number of Directors has been reduced, in which event such proxies will be voted for the reduced number of nominees.

     Messrs. Byrnes and Huntington have previously been elected Directors by the shareholders.

     Record holders of the Corporation's Common Stock, Series B Preference Stock and Series D Preference Stock have cumulative voting rights in the elections of Directors. In the election to take place at the 1996 Annual Meeting for positions in the 1999 Class of Directors, each shareholder entitled to vote shall have the number of votes equal to the number of shares of Common Stock, Series B Preference Stock and Series D Preference Stock owned by the shareholder on the Record Date, multiplied by two (being the number of Directors to be elected to positions in the 1999 Class of

Directors); the shareholder may allocate those votes in favor of any one or more candidates in such election as the shareholder determines. The candidates receiving the highest number of votes in such election up to the number of Directors to be elected will be elected.

     Under cumulative voting for Directors, unless otherwise indicated by the shareholder, a vote for the nominees of the Board will give the named proxyholders (the "Proxies") discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them after the total vote counts are available in favor of any one or more such nominees as the Proxies determine, with a view to maximizing the number of nominees of the Board who are elected. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a shareholder's having withheld authority to vote for an individual nominee or nominees because the Proxies will be able to allocate votes of shareholders who have not withheld authority to vote in any manner they determine among such nominees. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify on the Proxy Card or Voter Direction Card.

     Nominations for Directors at the annual meeting, other than those made by or on behalf of the Board of Directors, must be submitted in writing and received by the Secretary of the Corporation at least 90 days prior to the anniversary date of the immediately preceding annual meeting, and must comply with certain other requirements as set forth in the By-laws of the Corporation, a copy of which may be obtained upon written request to the Secretary of the Corporation at 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682.

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

     There follows certain information, including business experience during the past five years, concerning the nominees for Director and Directors of the Corporation whose terms of office will extend beyond the 1996 Annual Meeting.

     Arthur E. Byrnes, Age 51, Director since December 9, 1993. Present term expires 1996. Chairman, Deltec Asset Management Corporation (independent investment counselors) since May 1988. Director of Deltec International S.A.(1) and Home Federal Financial Corporation.

     Carl A. Gilbert, Age 54, Director since December 8, 1994. Present term expires 1998. President and Chief Executive Officer of the Corporation since January 1, 1995 and President of Dravo Lime Company since February 1983. President and Chief Operating Officer of the Corporation from
March 31, 1994 to January 1, 1995. Prior thereto Senior Vice President of the Corporation.

     James C. Huntington, Jr., Age 67, Director since January 28, 1988. Present term expires 1996. Independent businessman since August 1988. Senior Vice President of American Standard, Incorporated (manufacturers of air conditioning, building products and transportation equipment) from January 1977 until retirement in August 1988. Director of Cyprus AMAX Minerals Company, Alumax Inc. and Westinghouse Air Brake Company.

     William E. Kassling, Age 52, Director since January 28, 1993. Present term expires 1997. Chairman, Chief Executive Officer and President of Westinghouse Air Brake Company (supplier of air brake systems and related products) since March 9, 1990. Prior thereto Vice President, Group Executive, Railway Products Group, American Standard, Incorporated. Director of Scientific Atlantic, Inc. and Commercial Intertech.

     William G. Roth, Age 57, Director since June 25, 1987. Present term expires 1998. Retired. Chairman of the Board of Directors of the Corporation from December 1989 until retirement in May 1994. Prior thereto Chairman of the Board of Directors and Chief Executive Officer of the Corporation. Director of Amcast Industrial Corporation and Teknowledge Corp.

     Konrad M. Weis, Age 67, Director since October 22, 1981. Present term expires 1997. Retired. President, Chief Executive Officer and Director, Bayer USA Inc. (specialty chemicals, pharmaceuticals,

---------
1.   See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS" at page 3.

imaging and graphic systems) from June 1984 until retirement in July 1991. Director of Michael Baker Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information, as of January 19, 1996, as to beneficial ownership of shares of the outstanding Common Stock, Series B Preference Stock and Series D Preference Stock of the Corporation:

                                                                        AMOUNT AND NATURE
                                                                   OF BENEFICIAL OWNERSHIP (1)
                                                                  ----------------------------
       TITLE OF                     NAME AND ADDRESS                AGGREGATE     PERCENT OF
        CLASS                      OF BENEFICIAL OWNER             SHARES HELD     CLASS (2)
        -----                      -------------------             -----------     ---------

Common Stock            Cowen & Company                              1,350,224(3)         9.2%
                        Financial Square
                        New York, NY 10005-3597

Common Stock            Deltec International S.A.                      959,200(4)         6.5%
                        Deltec House
                        Lyford Cay
                        Nassau, Bahamas

Common Stock            Kingdon Capital                              1,000,000(5)         6.8%
                        Management Corporation
                        152 W. 57th Street
                        New York, NY 10019

Common Stock            Neuberger & Berman L.P.                        959,015(6)         6.5%
                        605 Third Avenue
                        New York, NY 10158-3698

Common Stock            Norwest Corporation                          1,377,299(7)         9.3%
                        Norwest Center
                        Sixth and Marquette
                        Minneapolis, MN 55479-1026

Common Stock            The Prudential Insurance                     1,609,700(8)         9.9%
                        Company of America, Inc.
                        Prudential Plaza
                        Newark, NJ 07102-3777

Series B                Floyd A. Mechling                               21,000           82.7%
Preference Stock        5 North Calibogue Cay
                        Hilton Head Island, SC 29928-2913

Series B                Nations Bank of South                            4,386           17.3%
Preference Stock        Carolina, N.A.
                        P.O. Box 16
                        Hilton Head Island, SC 29938
                        as Trustee U/A with D.L. Mechling for the
                        Benefit of Gladys H. Hale

Series D                The Prudential Insurance                       200,000(8)         100%
Preference Stock        Company of America, Inc.
                        Prudential Plaza
                        Newark, NJ 07102-3777

---------
1. For purposes of the foregoing table, a "beneficial owner" includes any person who directly or indirectly has or shares the power to vote or to direct the voting of shares of the Corporation's stock or who directly or indirectly has or shares the power to dispose of or to direct the disposition of such shares.

2. As of January 19, 1996 there were 14,707,546 shares of Common Stock, 25,386 shares of Series B Preference Stock and 200,000 shares of Series D Preference Stock of the Corporation outstanding.

3. Cowen & Company has filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 1 to Schedule 13G which disclosed that as of Decem-ber 31, 1995 Cowen & Company had sole voting and investment power with respect to 259,400 shares, shared voting power with respect to 660,000 shares, and shared investment power with respect to 1,090,824 shares of Common Stock of the Corporation.

4. On March 8, 1996 Deltec International S.A. ("Deltec International") filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 2 to Schedule 13D which disclosed that as of December 31, 1995 Deltec International, through its subsidiary and affiliated entities, Depasa Corporation ("Depasa"), Deltec Asset Management Corporation ("Deltec Asset Management"), The Deltec Banking Corporation Limited ("Deltec Banking"), Deltec Panamerica Trust Company Limited ("Deltec Trust") and Kikis Fusco Asset Management Corporation ("KFAM") had sole voting and investment power with respect to 226,800 shares and shared voting and investment power with respect to 732,400 shares of Common Stock of the Corporation. The address of each of Deltec Banking and Deltec Trust is the same as Deltec International. The address of each of Depasa, Deltec Asset Management and KFAM is 535 Madison Avenue, 26th Floor, New York, NY 10022. Arthur E. Byrnes, a Director of the Corporation, is the Chairman of Deltec Asset Management and a director of Deltec International.

5. On September 1, 1995 Kingdon Capital Management Corporation filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 1 to Schedule 13D, which disclosed that as of March 8, 1995 Kingdon Capital Management Corporation had sole voting and investment power with respect to 1,000,000 shares of Common Stock of the Corporation.

6. Neuberger & Berman L.P. has filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 2 to
     Schedule 13G which disclosed that as of December 31, 1995 Neuberger & Berman L.P. had sole voting power with respect to 108,011 shares and shared investment power with respect to 959,015 shares of Common Stock of the Corporation, including 15,500 shares owned by partners of Neuberger & Berman L.P. in their personal accounts, as to which Neuberger & Berman L.P. disclaims beneficial ownership.

7. Norwest Corporation has filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 11 to Schedule 13G on behalf of itself and its directly and indirectly owned subsidiaries, Norwest Colorado, Inc., Norwest Bank Bldg., 1740 Broadway, Denver, Colorado 80274-8620, and Norwest Bank Colorado, National Association, 1740 Broadway, Denver, Colorado 80274-8677, which disclosed that as of December 31, 1995 Norwest Corporation, directly and indirectly through its subsidiaries, had sole voting power with respect to 1,122,999 shares, sole investment power with respect to 1,375,749 shares, and shared investment power with respect to 250 shares of Common Stock of the Corporation.

8. The Prudential Insurance Company of America has filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 9 to Schedule 13G which disclosed that the 200,000 shares of Series D Preference Stock owned by it are presently convertible into a total of 1,600,000 shares of Common Stock of the Corporation. Said Amendment No. 9 also disclosed that as of December 31, 1995 The Prudential Insurance Company of America had sole investment and voting power with respect to 6,900 additional shares and shared investment power with respect to 2,800 additional shares of Common Stock. The total of the foregoing, 1,609,700 shares, would represent 9.9% of the Corporation's Common Stock.

OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

     The following table sets forth information as of January 19, 1996 concerning the beneficial ownership, direct or indirect, of shares of Common Stock of the Corporation, including shares of Common Stock as to which a right to acquire beneficial ownership exists (for example, through the exercise of stock options, conversions of securities or various trust arrangements) within the meaning of Rule 13d-3(d)(1) of the Securities Exchange Act, of each nominee for Director, each Director whose term will extend beyond the 1996 Annual Meeting, each of the five most highly compensated executive officers of the Corporation named in the Summary Compensation Table on page 6 hereof ("Named Executives") and all Directors, nominees for Director and executive officers as a group. No shares of Series B Preference Stock or Series D Preference Stock are beneficially owned by any Director, nominee for Director or executive officer of the Corporation.

                                                                    NUMBER OF SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED ON JANUARY 19, 1996
                                                      -----------------------------------------------------------
                                                       NUMBER OF         STOCK                       PERCENT OF
                                                         SHARES         OPTIONS                      OUTSTANDING
                                                      BENEFICIALLY        AND        AGGREGATE      COMMON STOCK
                                                         OWNED          SARS(1)        TOTAL          OWNED (2)
                                                         -----          -------        -----        -------------
Arthur E. Byrnes                                           15,000           1,500       16,500               --
Carl A. Gilbert                                             2,162         114,500      116,662               --
James C. Huntington, Jr.                                   11,000           1,500       12,500               --
William E. Kassling                                         4,000           1,500        5,500               --
Ernest F. Ladd, III                                         7,851(3)      102,000      109,851               --
John R. Major                                               1,638          48,400       50,038               --
James J. Puhala                                             2,015(4)       47,400       49,415               --
William G. Roth                                            49,000         420,000      469,000              3.2%
Donald H. Stowe, Jr.                                          621(5)       27,900       28,521               --
Konrad M. Weis                                              2,705(6)        1,500        4,205               --
All Directors, nominees for Director
  and executive officers as a group
  (13 persons)                                             97,536         839,200      936,736              6.4%

---------
1. Includes stock options of the persons and group named above which are currently exercisable. No separately granted SARs are presently outstanding. See page 8 for further information under the heading "OPTION/SAR EXERCISES AND HOLDINGS."

2.   Percentages of less than 1 percent are omitted.

3.   Includes 3,439 shares owned by Mr. Ladd's wife.

4.   800 shares owned jointly with his wife.

5.   27 shares owned jointly with his wife.

6.   Owned jointly with his wife.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following summary compensation table sets forth the compensation awarded, accrued or paid for each of the Named Executives as of December 31, 1995, for services rendered in all capacities during the fiscal year ended December 31, 1995 and for the previous two years.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                               LONG-TERM COMPENSATION
                                          -------------------------------------           ------------------------------------------
                                                                                                   AWARDS                  PAYOUTS
                                                                                          ---------------------------      -------
            (A)                 (B)        (C)         (D)               (E)                  (F)             (G)            (H)
                                                                                                          SECURITIES
                                                                        OTHER             RESTRICTED      UNDERLYING
                                                                       ANNUAL                STOCK         OPTIONS/         LTIP
         NAME AND                         SALARY      BONUS         COMPENSATION           AWARD(S)          SARS          PAYOUTS
    PRINCIPAL POSITION         YEAR        ($)         ($)               ($)                  ($)           (#)(1)           ($)
------------------------------------------------------------------------------------------------------------------------------------
Carl A. Gilbert(2)                1995     225,000     111,900            0                    0             100,000          0
President and Chief               1994     180,000           0            0                    0              40,000          0
Executive Officer                 1993     178,750      41,500            0                    0              10,000          0

Ernest F. Ladd, III               1995     195,000      67,800            0                    0              25,000          0
Executive Vice                    1994     190,000           0            0                    0              10,000          0
President & Chief                 1993     188,700           0            0                    0              10,000          0
Financial Officer

Donald H. Stowe, Jr.(3)           1995     140,000      27,300            0                    0              25,000          0
Vice President,                   1994     135,840           0            0                    0              10,000          0
Sales & Technology                1993     130,265      21,900            0                    0               5,000          0

John R. Major                     1995     140,000      27,300            0                    0              25,000          0
Vice President,                   1994     134,000           0            0                    0              10,000          0
Administration                    1993     130,000           0            0                    0               5,000          0

James J. Puhala                   1995     135,000      27,300            0                    0              25,000          0
Vice President,                   1994     129,000           0            0                    0              10,000          0
General Counsel                   1993     125,000           0            0                    0               5,000          0
& Secretary



            (A)                          (I)
                                         ALL
                                        OTHER
         NAME AND                   COMPENSATION
    PRINCIPAL POSITION                   ($)
------------------------------------------------
Carl A. Gilbert(2)                        0
President and Chief                       0
Executive Officer                         0

Ernest F. Ladd, III                       0
Executive Vice                            0
President & Chief Financial               0
Officer

Donald H. Stowe, Jr.(3)                   0
Vice President,                           0
Sales & Technology                        0

John R. Major                             0
Vice President,                           0
Administration                            0

James J. Puhala                           0
Vice President,                           0
General Counsel                           0
& Secretary

---------

(1) Stock Option Awards for 1994 were deferred until the completion of the sale of Dravo Basic Materials Company to Martin Marietta Materials, Inc. The deferred 1994 shares were granted in January 1995, but are set forth in the table above as 1994 long-term compensation. In July 1995, the Compensation Committee awarded the options which are set forth in the table above as 1995 long term compensation, with the understanding that there would be no options granted to senior management in 1996.

(2) Mr. Gilbert has served as President and Chief Executive Officer since January 1, 1995. From April 1, 1994 to December 31, 1994 he served as President and Chief Operating Officer. Previously he had served as Senior Vice President of the Corporation and President of Dravo Lime Company.

(3) Mr. Stowe has served as Vice President, Sales and Technology of the Corporation since January 1, 1995. Since March 1, 1992 Mr. Stowe has served as Executive Vice President, Sales and Technology of Dravo Lime Company.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table presents information concerning the grant of stock options and stock appreciation rights in the fiscal year ended December 31, 1995 to the Named Executives.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

          (A)                  (B)              (C)            (D)          (E)           (F)
                            NUMBER OF
                            SECURITIES
                            UNDERLYING      % OF TOTAL
                           OPTIONS/SARS    OPTIONS/ SARS
                             GRANTED        GRANTED TO     EXERCISE OR                 GRANT DATE
                             (#) (1)       EMPLOYEES IN    BASE PRICE   EXPIRATION   PRESENT VALUE
          NAME                 (2)          FISCAL YEAR      ($/SH)        DATE         ($) (3)
---------------------------------------------------------------------------------------------------
Carl A. Gilbert                40,000/            30%/       10.6875/     1/26/05/        251,798/
                               100,000             37%        14.0625      7/27/05         845,156

Ernest F. Ladd, III            10,000/           7.4%/       10.6875/     1/26/05/         62,949/
                                25,000            9.2%        14.0625      7/27/05         211,289

Donald H. Stowe, Jr.           10,000/           7.4%/       10.6875/     1/26/05/         62,949/
                                25,000            9.2%        14.0625      7/27/05         211,289

John R. Major                  10,000/           7.4%/       10.6875/     1/26/05/         62,949/
                                25,000            9.2%        14.0625      7/27/05         211,289

James J. Puhala                10,000/           7.4%/       10.6875/     1/26/05/         62,949/
                                25,000            9.2%        14.0625      7/27/05         211,289

---------
(1) Two grants of options were made in 1995, and are set forth separately above. The first number represents options granted in January 1995 as deferred awards in respect of 1994. The second number represents awards made in July 1995. (See footnote (1) to the Summary Compensation Table on page 6).

(2) All grants were in the form of nonstatutory stock options granted at 100% of fair market value of the Corporation's Common Stock at the date of grant. The options may be exercised after one year but no more than ten years from the date of grant and only while in the employ of the Corporation or within three (3) months following termination of employment and only to the extent that the option would be exercisable by the grantee at the time of termination. Notwithstanding the foregoing, in the event that termination is by reason of retirement, permanent disability or death, the option may be exercised in whole or in part until the earlier of (1) the expiration of the term of the option, or (2) five years after said termination. In the event the grantee dies within five years following retirement or termination by reason of permanent disability, the estate may exercise the option until the earlier of (1) the expiration of the term of the option, or (2) five years after said employee's termination. For this purpose, the grantee may designate to the Compensation Committee the person or persons to whom the rights under the option may pass in the event of death. In the event of a change in control, the holder may be entitled to payments in respect of certain unexercised options, and certain unmatured options may become immediately exercisable. See SEVERANCE ARRANGEMENTS at pages 9 and 10 below.)

(3) Grant date present value determined using Black-Scholes valuation methodology. In accordance with the Securities and Exchange Commission's guidelines, the following assumptions were used with the Black-Scholes Methodology to determine the present values: Expected volatility: January grant .2917, July grant .3109; Risk-free rate of return: 7.5%; Dividend yield 0%; Option term 10 years; one year vesting discount 3%. In order to recognize this gain, for those options granted in January, the value of the Corporation's Common Stock would increase 58.9% (i.e., the stock price would increase from the grant price of $10.6875 to approximately $16.98), and for those options granted in July, the value of the Corporation's Common Stock would increase 60.1% (i.e., the stock price would increase from the grant price of $14.0625 to approximately $22.51).

OPTION/SAR EXERCISES AND HOLDINGS

     The following table presents information with respect to the Named Executives concerning the exercise of options and/or SARs during the fiscal year ended December 31, 1995, and unexercised options and SARs held by such individuals as of December 31, 1995.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUE

          (A)                 (B)                (C)                (D)             (E)
                                                                 NUMBER OF
                                                                 SECURITIES       VALUE OF
                                                                 UNDERLYING     UNEXERCISED
                                           VALUE REALIZED       UNEXERCISED     IN-THE-MONEY
                                            (MARKET PRICE       OPTIONS/SARS    OPTIONS/SARS
                             SHARES          AT EXERCISE         AT FY-END       AT FY-END
                          ACQUIRED ON     DATE LESS OPTION          (#)             ($)
                            EXERCISE           PRICE)           EXERCISABLE/    EXERCISABLE/
          NAME                (#)               ($)            UNEXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------------------
Carl A. Gilbert                0                      0             114,500/        135,781/
                                                                     100,000               0

Ernest F. Ladd, III            0                      0             102,000/         96,406/
                                                                      25,000               0

Donald H. Stowe, Jr.           0                      0              27,900/         26,250/
                                                                      25,000               0

John R. Major                  0                      0              48,400/         59,062/
                                                                      25,000               0

James J. Puhala                0                      0              47,400/         58,937/
                                                                      25,000               0

EXECUTIVE BENEFIT PLAN

     The Corporation's Executive Death and Disability Income Plan, as adopted in October 1980, was amended and restated by the Board effective July 1, 1984, and redesignated the Executive Benefit Plan. The Plan was further amended in 1994 to reflect changes in IRS limitations.

     Participation in the Plan is limited to high-ranking officers of the Corporation and its subsidiaries as selected by the Compensation Committee of the Board. The Plan, which is noncontributory, affords retirement, pre-retirement death, and disability benefits. The benefits under the Executive Benefit Plan supplement, and are offset by, benefits payable from the Corporation's broad-based benefit programs.

     Retirement benefits are calculated pursuant to a final average earnings formula reduced by benefits payable under the Corporation's pension plan at normal retirement (age 65). The Compensation Committee of the Board may approve early retirement benefits after age 55. The following chart shows the estimated straight-life annual benefits payable at normal retirement age to eligible participants in specified earnings and years of service classifications. These estimates are before reduction for benefits payable under the Corporation's pension plan and are not subject to any deduction for Social Security benefits or other offset amounts. Messrs. Gilbert, Ladd, Major, Puhala and Stowe are participants in the Plan, having 22, 34, 10, 21, and 22 years of credited service, respectively. One other executive is a participant in the Plan.

                                   ESTIMATED ANNUAL RETIREMENT BENEFIT
                                        ANNUAL AVERAGE EARNINGS*
                --------------------------------------------------------------------------

  YEARS OF                              ANNUAL AVERAGE EARNINGS*
   SERVICE      $100,000    $200,000     $300,000     $400,000     $500,000     $600,000
   -------      --------    --------     --------     --------     --------     --------
          5    $   15,000  $    30,000  $    45,000  $    60,000  $    75,000  $    90,000
         10        30,000       60,000       90,000      120,000      150,000      180,000
         15        45,000       90,000      135,000      180,000      225,000      270,000
         20        47,500       95,000      142,500      190,000      237,500      285,000
         25        50,000      100,000      150,000      200,000      250,000      300,000
         30        52,500      105,000      157,500      210,000      262,500      315,000
         35        55,000      110,000      165,000      220,000      275,000      330,000
         40        57,500      115,000      172,500      230,000      287,500      345,000

---------
* Earnings for this purpose are amounts reported as Annual Compensation in the Summary Compensation Table, averaged over the five years preceding retirement.

     In the event of the participant's death, the Plan provides a surviving spouse an annual benefit equal to 45% of the participant's compensation (basic annual salary at death plus any incentive compensation paid in the 12-month period preceding death), reduced by the periodic surviving spouse benefit payable under the Corporation's pension plan, if applicable.

     The disability benefit provided under the Plan is an annual amount equal to 60% of the participant's compensation (basic annual salary at the onset of disability plus any incentive compensation paid in the 12-month period preceding the onset of disability), reduced by benefits payable under, and by amounts used as an offset in, the Corporation's long-term disability plan.

DIRECTORS' COMPENSATION

     Directors who are not officers or employees of the Corporation receive, for all services as Directors, remuneration of $14,400 per year plus $1,000 per meeting for attendance at Committee meetings and regular and special meetings of the Board. The Chairmen of the Standing Committees of the Board are compensated an additional $1,000 per year for serving as Chairmen. Directors who are also officers or employees of the Corporation do not receive any additional remuneration for so serving. Under the Stock Option Plan of 1994, Directors who are not officers or employees of the Corporation are granted options to purchase 1,500 shares of Common Stock, priced as of the day following each annual shareholders' meeting. In 1995, the Board of Directors elected to receive compensation equivalent to the annual retainer fee in the form of Dravo Corporation Common Stock.

     A new Non-Employee Retainer Fee Plan will be presented to the shareholders at the 1996 Annual Meeting. Under that Plan each Director who is not an employee will receive, in lieu of cash remuneration of $14,400, 1,000 shares of Dravo Corporation Common Stock. Remuneration for attendance at Board and Committee meetings and for serving as Chairmen of Standing Committees would continue to be paid in cash. See "PROPOSAL TO APPROVE THE DRAVO CORPORATION NON-EMPLOYEE DIRECTORS' RETAINER FEE PLAN" at page 14 below.

SEVERANCE ARRANGEMENTS

     The Corporation has entered into severance arrangements with Messrs. Gilbert, Ladd, Major, Puhala, Stowe and three other executive officers. An executive receives benefits under these agreements only in the event of the termination of such executive's employment by the Corporation following a change in control of the Corporation (as defined in the agreements). In such event, the executive is entitled to receive, in addition to any amounts otherwise payable to him, (i) three (or a proportionately smaller multiple if the executive's age is within three years of his normal retirement age) times the sum of his base salary (as defined) plus the average incentive award received by him under the Corporation's Incentive Compensation Plan for the prior two years; (ii) payments with respect to stock options which were outstanding for at least six months prior to the date of termination measured by the difference between the higher of the then market price or the highest price paid per share in the transaction resulting in the change in control and the exercise price of the options, and acceleration of certain unmatured options; (iii) credit for purposes of the Corporation's pension plan as though he had remained in the employ of the Corporation for three years after the date of termination, at his then covered remuneration plus certain annual increases; (iv) continued participation in the Corporation's Executive Benefit Plan as though the executive were continuously an employee of the Corporation at his then compensation for a period of three years after the date of termination; and (v) continued participation in all other benefit plans for three years after the date of termination. No benefits will be paid under these arrangements in the event termination is due to death, disability, retirement at normal retirement age (usually 65), or for cause (all as defined in the agreements). The agreements with all executives are for a five-year term, and all of the agreements provide for an automatic renewal for an additional five-year term, unless notice of termination is provided to the executive prior thereto.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Objectives of the Executive Compensation Program

     In order to attain its short- and long-term performance objectives, the Corporation must attract, motivate and retain outstanding individuals. Accordingly, the Corporation will provide a total executive compensation package that will enable it to attract, motivate and retain such individuals and align their success with that of shareholders.

     The following general principles guide all of the Corporation's executive officer compensation programs. The programs are designed in the aggregate to support a consistent, organization-wide philosophy which is internally equitable and externally competitive, and are directed toward securing and retaining the services of outstanding individuals who exhibit a high degree of business responsibility, personal integrity and professionalism. The programs provide key executives with a mix of total cash compensation, including base salaries targeted at the middle of the competitive salary market and a formula determined Incentive Compensation Program (ICP) opportunity supportive of the business planning process and targeted to produce awards at the 50th percentile of competitor organizations based on appropriate Corporate results. The base salaries are based upon general industry data for employees of companies with comparable revenues holding positions with comparable responsibilities. The award targets under the Incentive Compensation Plan are similarly established. The Corporation annually reviews published surveys in the competitive market (e.g., Wyatt ECS, Towers Perrin Compensation Data Bank). Competitor organizations are defined annually as part of the planning process and include selected natural resource companies engaged in the production and sale of natural resource materials, as well as companies selected on the basis of broader industry comparison (e.g., comparable sized general industry companies). Variability of actual payments in the ICP, both up and down, is a function of business objectives approved each year by the Compensation Committee of the Board. The long-term incentive component of the program is provided by the Dravo Corporation Employee Stock Option Plan of 1988 and the Dravo Corporation Stock Option Plan of 1994 ("Long-Term Incentives") and emphasizes long-term incentive opportunities for the key individuals at the 50th percentile of competitor organizations. The Long-Term Incentives are designed to encourage stock ownership and executive retention. Executive benefits are provided on a competitive basis but are not emphasized.

     All programs are developed and administered in such a fashion as to fulfill the commitment of the Corporation to nondiscrimination as to race, age, sex or other factors unrelated to an individual's performance, and to comply with all applicable federal, state and local laws and regulations.

Base Salary Program

     The level of base salary paid to executive officers in general and to the Chief Executive Officer in particular is determined on the basis of performance, experience and such other factors that may, from time to time, be appropriately considered by the Compensation Committee of the Board. Specific marketplaces which the Corporation uses in the analysis of base salary competitiveness are determined on the basis of the nature and level of the position(s) in question and the labor market(s) from which the qualified individuals would be recruited. The primary marketplace in which the Corporation desires to be competitive for key executives is the natural resource industry. For positions which are not specific to the natural resource industry (e.g., human resources, finance, etc.), the relevant marketplace(s) is expanded to include general industry companies of comparable size. Annual salary increase budgets are based on such factors as Corporate performance, general economic conditions, marketplace compensation trends, and the appropriateness of aggregate individual pay levels. As indicated in the Summary Compensation Table, in 1995, Mr. Gilbert, who became CEO on January 1, 1995, received a 21.6% increase over his 1994 base salary.

Incentive Compensation Program (ICP)

     The purposes of the ICP are to encourage and reward management achievements that contribute to the value of the Corporation; focus participants' efforts on specific performance areas and objectives established by the organization recognizing individual and team performance which support overall Corporate success; communicate key Corporate and divisional priorities through the compensation program; provide an element of compensation which varies directly with performance on both the upside and the downside; provide managers and other key employees a competitive 50th percentile of competitor organizations annual incentive compensation opportunity; utilize programs and approaches which are consistent with industry and other competitors' practices; and provide additional motivation toward achievement of predetermined levels of excellence.

     The ICP was adopted by the Board in January 1989, to replace the Executive Incentive Compensation Plan which had been adopted in 1983. The ICP was amended in January, 1995 to permit the Committee, at its discretion, to divide awards to senior executives into cash and Dravo Stock. A further amendment, clarifying changes adopted in 1995, was adopted by the Board in January 1996, and will be presented to the shareholders for approval at the 1996 Annual Meeting. See "PROPOSAL TO APPROVE THE DRAVO CORPORATION STOCK INCENTIVE COMPENSATION PLAN" at page 15 below.

     The ICP is a target incentive plan which provides for the establishment of threshold, target and maximum levels of awards based on performance against specific predetermined performance objectives. The business objectives include earnings per share from continuing operations, and earnings before interest and taxes at the divisional level. For the Chief Executive Officer, for other Named Executives, and for Management employees at the Corporate level, the performance objective is based upon earnings per share from continuing operations. For Management employees at the divisional level, there are two performance components: earnings per share from continuing operations, and as appropriate, division operating performance. The Plan is administered by the Compensation Committee of the Board, which is comprised exclusively of Directors who are not employees. Awards may be made under the Plan to officers and key employees of the Corporation and its subsidiaries who are in a position to make significant contributions to the financial success of the Corporation.

     Prior to the beginning of the 1995 Plan year, financial measures were established for corporate and divisional performance for the year. Recommendations for 1995 as to proposed participants, threshold, target and maximum award levels and allocation of awards among the performance components for each individual were made by the Chief Executive Officer to the Compensation Committee. The final determination as to participants and awards was made solely by the Committee.

     In January of 1996, each participant's performance was reviewed against the pre-established performance objectives. Based on the Corporation's performance for 1995, awards near the threshold level of performance were paid. The Chief Executive Officer's award was $111,900.

     In the event of extraordinary circumstances the Committee retains the right to make adjustments to incentive award amounts as appropriate to maintain the fairness of the Plan.

Long-Term Incentives

     The purposes of long-term incentive compensation are to focus key executives' efforts on performance which will increase the value of the Corporation for its shareholders; align the interests of key executives with those of the shareholders by encouraging share ownership; provide a 50th percentile of competitor organizations long-term incentive and capital accumulation opportunity; and provide a significant retention incentive for key individuals.

     The Corporation's Stock Option Plan of 1978 (the "1978 Plan"), which terminated in January, 1988, the Long-Term Incentive Award Plan of 1983 (the "1983 Plan"), which terminated in July, 1993, the Employee Stock Option Plan of 1988 (the "1988 Plan"), and the Stock Option Plan of 1994 (the "1994 Plan") authorize the granting of options and stock appreciation rights ("SARs"), whether separately or in tandem with each other. The 1978 Plan, the 1983 Plan, the 1988 Plan and the 1994 Plan are hereinafter collectively referred to as the "Plans". The Compensation Committee administers the Plans.

     Officers and other key employees of the Corporation and its subsidiaries were eligible for awards under the 1978 Plan and the 1983 Plan, and are eligible for awards under the 1988 Plan and the 1994 Plan. The Committee selects the participants under each Plan and the amount and form of each award. The Committee also determines the terms of options and SARs. Options and SARs may be granted for terms up to ten years.

     No Named Executive exercised any stock options in 1995. In January 1995, awards which had been deferred from 1994 were granted; and in July 1995, when options are normally granted, 1995 options were granted. The number of options granted to the Named Executives was larger than in previous years, with the understanding that this would represent more than one year of grants to the executives.

Other

     The Compensation Committee of the Board of Directors, in exercising its responsibility to review and establish the compensation levels of the Corporation's executive officers, to administer the Corporation's various incentive plans and to authorize bonuses, grants of stock options and other forms of remuneration, has solicited the advice and counsel of KPMG Peat Marwick, LLP, Towers Perrin, and Buchanan Ingersoll Professional Corporation to assist with issues related to accounting, design and legal considerations, respectively.

     Respectfully submitted by the Compensation Committee of the Board of Directors of Dravo Corporation.

                                  Konrad M. Weis, Chairman
                                  Arthur E. Byrnes
                                  James C. Huntington, Jr.
                                  William E. Kassling
                                  William G. Roth

COMPANY PERFORMANCE

     In accordance with requirements of the Securities and Exchange Commission, the following line-graph presents a comparison of the cumulative, five-year shareholder returns (including reinvestment of dividends) with the S&P 500 Stock Index and a market capitalization weighted index of peer companies. The peer company group is based on the Value Line Investment Survey Cement and Aggregates Industry Grouping, which is the same group as used last year.

                               DRAVO CORPORATION
                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
         VS S&P 500 AND VALUE LINE CEMENT AND AGGREGATES INDUSTRY GROUP


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                AMONG DRAVO, S&P 500 INDEX AND PEER GROUP INDEX

Measurement period                              S&P 500             Peer Group
(Fiscal year Covered)        Dravo              Index               Index
---------------------        -----              -------             -------
Measurement PT -
12/31/90                     $100                $100                $100
FYE 12/31/91                 $ 73.49             $130.47             $ 95.97
FYE 12/31/92                 $ 85.54             $140.41             $130.00
FYE 12/31/93                 $107.23             $154.56             $173.97
FYE 12/31/94                 $113.25             $156.60             $182.76
FYE 12/31/95                 $115.66             $215.45             $235.89


Assumes $100 invested on 12/31/90 in the Corporation's common stock, S&P 500 index and peer group index assuming dividend reinvestment.
---------
(1) The Value Line Investment Survey Cement and Aggregates Industry Grouping includes the following companies: CalMat, Florida Rock, Lafarge, Lone Star, Medusa, Southdown, Texas Industries and Vulcan Materials.

               ACTIVITIES AND FUNCTIONS OF THE BOARD OF DIRECTORS

     During 1995 the Board of the Corporation held 7 regularly scheduled and special meetings. All of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of Committees of the Board on which they served (during the periods that each of them served).

     The By-Laws of the Corporation provide that there shall be, as Standing Committees of the Board, an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating Committee, each comprised exclusively of Directors who are not current officers or employees of the Corporation.

     The Audit Committee is comprised of Messrs. Kassling, Chairman, Byrnes, Huntington, Roth and Weis. The Audit Committee's duties include recommending, for nomination by the Board and election at the annual shareholders' meeting, the firm of independent accountants to audit the Corporation's financial records, and reviewing the overall approach followed by the independent accountants and the Corporation's internal auditors to insure the integrity with which the Corporation's published financial statements are prepared. In discharging these duties the Committee reviews the audit plans for the fiscal year and reviews reports from the independent auditors to determine, among other things, whether there have been any material changes in accounting principles and, if so, the effect of such changes on the valuation of the Corporation's assets or the determination of its earnings. After the end of each fiscal year, the Committee meets separately with the independent auditors and with the Chief Financial Officer of the Corporation to review the audit report and their comments with respect thereto. During 1995 the Audit Committee held 2 meetings.

     The Compensation Committee of the Board is empowered to fix the compensation of the top officers of the Corporation. This Committee also selects the participants in the Corporation's Executive Benefit Plan and discharges the functions of the Committee under the Corporation's Incentive Compensation Plan and of the Committee which determines awards under the Corporation's Employee Stock Option Plan of 1988 and Stock Option Plan of 1994. The Compensation Committee held 3 meetings in 1995. Otherwise, its work was performed informally, through conferences, correspondence and telephone conversations among Committee members. The Committee members are Messrs. Weis, Chairman, Byrnes, Huntington, Kassling and Roth.

     The Finance Committee is comprised of Messrs. Kassling, Chairman, Byrnes, Huntington, Roth and Weis. The function of the Finance Committee is to assist and counsel the Chief Executive Officer and Chief Financial Officer of the Corporation in the formulation and development of financial policies and plans. The Finance Committee did not formally meet in 1995.

     The Nominating Committee is comprised of Messrs. Weis, Chairman, Byrnes, Huntington, Kassling and Roth. The Nominating Committee recommends, for nomination by the Board and election by the shareholders, individuals to serve as members of the Board. The Nominating Committee did not formally meet in 1995. The Committee would consider shareholder recommendations for positions on the Board. Any shareholder wishing to recommend a nominee for consideration by the Nominating Committee may do so by letter addressed to the Secretary of the Corporation, 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682.

                   PROPOSAL TO APPROVE THE DRAVO CORPORATION
                   NON-EMPLOYEE DIRECTORS' RETAINER FEE PLAN

BACKGROUND

     In January of 1996, the Board resolved to recommend to shareholders at the Annual Meeting that annual retainer fees to non-employee directors for service on the Board be paid entirely in shares of the Corporation's Common Stock, in lieu of cash. This proposed change is intended to further align the economic interests of non-employee directors with those of shareholders. The change will also assist the Corporation in maintaining a competitive director compensation package that will allow it to attract, motivate and retain highly qualified individuals to serve as directors.

     The proposed change will replace the Corporation's current retainer of $14,400 with an annual grant of 1,000 shares of Common Stock. Directors who are newly appointed to the Board between annual meetings of the shareholders will receive a proportionately smaller number of shares upon their appointment. The proposed change will result in all annual director compensation consisting of equity in the Corporation, other than cash paid for meeting fees and for serving as a chairperson of a Board Committee. On the date of the annual meeting of shareholders non-employee directors are also granted options to purchase 1,500 shares of the Corporation's Common Stock at fair market value on that date.

     The Corporation's Common Stock closed at $12 1/8 on March 18, 1996, as reported on the New York Stock Exchange composite tape. At that price, the value of 1,000 shares to each of the Corporation's non-employee directors would be $12,125.

     In order to implement the proposed change to replace the cash annual retainer fee with a grant of 1,000 shares of Common Stock, the Board adopted the Dravo Corporation Non-Employee Directors' Retainer Fee Plan (the "Directors' Fee Plan") and is submitting the plan to the shareholders for approval. The Directors' Fee Plan is being submitted to the shareholders in order to ensure that the award of Common Stock to non-employee directors will not result in short-swing liability under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

SUMMARY OF THE NON-EMPLOYEE DIRECTORS' RETAINER FEE PLAN

     The following description is of the principal features of the Directors' Fee Plan and is qualified in its entirety by the complete text of the Directors' Fee Plan which appears as Appendix A hereto.

     Purpose. The purpose of the Directors' Fee Plan is to assist the Corporation in attracting, retaining and motivating highly qualified non-employee directors and to further align such directors' interests with those of the shareholders.

     Administration. The Directors' Fee Plan shall be administered by a committee of the Board appointed by the Board to administer the Directors' Fee Plan (the "Committee") which shall be the Compensation Committee unless otherwise determined by the Board. The Committee is authorized to interpret and construe the Directors' Fee Plan and to make all determinations and take such actions as are necessary or advisable for the administration of the Directors' Fee Plan.

     Common Stock Subject to the Plan. The maximum number of shares of Common Stock that may be issued pursuant to the Directors' Fee Plan is 30,000. In the event of any stock dividend, stock split, subdivision, reclassification, recapitalization or similar corporate transaction or event affecting the Corporation's Common Stock, the number of shares available for issuance pursuant to the Directors' Fee Plan shall be automatically adjusted in order to preserve the full benefit of the Directors' Fee Plan.

     Payment of Shares. Each non-employee director shall automatically receive 1,000 shares of Common Stock in lieu of an annual cash retainer. Such Common Stock shall be paid to each Director on the date of the annual meeting of the shareholders of the Corporation. Directors who are newly appointed to the Board between annual meetings of the shareholders will receive a proportionately smaller number of shares upon their appointment.

     Amendment or Termination. The Board may from time to time amend the Directors' Fee Plan in any respect or terminate or suspend the Directors' Fee Plan at any time in whole or in part, provided that, if shareholder approval of an amendment is required for continued compliance with the requirements of Rule 16b-3 of the Exchange Act, such amendment shall be subject to obtaining the required shareholder approval.

     Governing Law. The validity, construction and effect of the Directors' Fee Plan and any action taken or relating to the Directors' Fee Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania and applicable federal law.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares voting at the Annual Meeting is required to approve the Directors' Fee Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NON-EMPLOYEE DIRECTORS' RETAINER FEE PLAN. THE PROXYHOLDERS WILL VOTE ALL PROXIES RECEIVED FOR APPROVAL OF THE PLAN UNLESS INSTRUCTED OTHERWISE.

                   PROPOSAL TO APPROVE THE DRAVO CORPORATION
                       STOCK INCENTIVE COMPENSATION PLAN

BACKGROUND

     Since September 1983, the Corporation has had an Incentive Compensation Plan (the "ICP"), pursuant to which incentive compensation may be paid to certain senior managers and other key employees based on the Corporation's achievement of certain levels of operating performance. See Incentive Compensation Program (ICP) at page 11.

     In January 1996, the Board determined that it was desirable that the Corporation be permitted to pay a portion of the incentive compensation payments under the ICP in the form of the Corporation's Common Stock. This change is intended to further align the interests of key employees with those of shareholders of the Corporation.

     In order to implement this change the Board adopted the Dravo Corporation Stock Incentive Compensation Plan (the "Stock Incentive Plan") and is submitting the Stock Incentive Plan to the shareholders for approval. Shareholder approval is being sought to ensure that stock awards to executive officers will be exempt from short-swing liability under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

     The Stock Incentive Plan does not increase the amount or value of awards under the ICP and does not change the basis on which awards are made; its sole purpose is to change the form of a portion of the awards to designated participants from cash to Common Stock having an equivalent value.

SUMMARY OF THE STOCK INCENTIVE COMPENSATION PLAN

     The following description is a summary of the principal features of the Stock Incentive Plan and is qualified in its entirety by the complete text of the Stock Incentive Plan which appears as Appendix B hereto.

     Purpose. The purpose of the Stock Incentive Plan is to promote the interests of the Corporation and its shareholders by providing an incentive to participating officers and key employees of the Corporation to make significant contributions to the performance of the Corporation and rewarding outstanding performance on the part of those individuals in a manner which further promotes identification and alignment with the interests of shareholders of the Corporation.

     Eligibility. Participation is limited to officers and key employees selected for participation in the ICP. ICP participants are recommended by the President and Chief Executive Officer and approved by the Compensation Committee.

     Administration. The Stock Incentive Plan shall be administered by a committee of the Board of Directors (the "Stock Incentive Plan Committee") which shall be the Compensation Committee of the Board unless otherwise determined by the Board. The Stock Incentive Plan Committee shall have the power to make rules and regulations for the administration of the Stock Incentive Plan and to determine the percentage of a participant's annual incentive compensation that will be paid in the form of Common Stock. The maximum percentage of annual incentive compensation under the ICP that may be paid in the form of Common Stock is fifty percent (50%).

     Common Stock Subject to Plan. The maximum number of shares of Common Stock that may be issued pursuant to the Stock Incentive Plan is 70,000. In the event of any stock dividend, stock split, subdivision, reclassification, recapitalization or similar corporate transaction or event affecting the Corporation's Common Stock, the number of shares available for issuance pursuant to the Stock Incentive Plan shall be automatically adjusted in order to preserve the full benefit of the Stock Incentive Compensation Plan.

     Amendment or Termination. The Board may from time to time amend the Stock Incentive Plan in any respect or terminate or suspend the Stock Incentive Plan at any time in whole or in part, provided that, if shareholder approval of an amendment is required for continued compliance with the requirements of Rule 16b-3 of the Exchange Act, such amendment shall be subject to obtaining the required shareholder approval.

     Governing Law. The validity, construction and effect of the Stock Incentive Plan and any action taken or relating to the Stock Incentive Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania and applicable federal law.

TAX INFORMATION

     Under present federal income tax regulations, participants will realize ordinary income equal to the value of the Common Stock on the date of grant. The Corporation will receive a deduction for the amount constituting ordinary income to the participant, provided that aggregate payments to such participant do not exceed the limitations established under Section 162(m) of the Code.

     The foregoing brief summary of the effect of federal income taxation upon participants and the Corporation with respect to the Stock Incentive Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of income tax laws of any municipality, state or foreign country in which a participant may reside.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares voting at the Annual Meeting is required to approve the Stock Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK INCENTIVE COMPENSATION PLAN. THE PROXYHOLDERS WILL VOTE ALL PROXIES RECEIVED FOR APPROVAL OF THE PLAN UNLESS INSTRUCTED OTHERWISE.

                              ELECTION OF AUDITORS

     The Board of Directors of the Corporation proposes that KPMG Peat Marwick, LLP be elected as independent certified public accountants to examine the financial statements of the Corporation and its subsidiaries as of December 31, 1996 and to report upon the financial statements to the shareholders as of December 31, 1996. The election of KPMG Peat Marwick, LLP was recommended by the Audit Committee of the Board, which is composed of Directors who are not officers or employees of the Corporation. One or more representatives of KPMG Peat Marwick, LLP will be present at the 1996 Annual Meeting with the opportunity to make a statement if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

     KPMG Peat Marwick, LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants.

     Although election of independent certified public accountants by the shareholders is not required by Pennsylvania law or the Articles of Incorporation or By-Laws of the Corporation, the Board believes that the shareholders should have an opportunity to express themselves on this subject. In the event that the vote on this matter is negative, the Board, acting upon advice from its Audit Committee, will select other independent certified public accountants.

             PROPOSALS OF SECURITY HOLDERS FOR CONSIDERATION AT THE
                      1997 ANNUAL MEETING OF SHAREHOLDERS

     Shareholder proposals for the 1997 Annual Meeting of the shareholders of the Corporation must be submitted to the Corporation, in care of the Secretary, 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682 on or before November 27, 1996 in order to be considered for inclusion in the 1997 proxy statement.

                               PROXY SOLICITATION

     The expenses of soliciting proxies will be paid by the Corporation which will also reimburse banks, brokerage houses and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for shares in broker, bank and other nominee names for a fee of approximately $7,500 plus expenses. Some of the officers and other regular employees of the Corporation may solicit proxies personally, by telephone and by mail if deemed appropriate.

                   EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     Abstentions and broker non-votes on any matter submitted to the shareholders for approval have no effect on the vote on such matter since, under Pennsylvania law, the affirmative vote of at least a majority of the votes cast by shareholders at the meeting, in person or by proxy, is necessary for approval of the matter. Broker non-votes as to any matter are shares held by brokers and other nominees which are voted at the meeting on matters as to which the nominee has discretionary authority, but which are not voted on the matter in question because the nominee does not have discretionary voting authority as to such matter.

                                 OTHER BUSINESS

     As far as is known, no matters other than the matters hereinabove mentioned will come before the 1996 Annual Meeting. However, if any other matters should properly come before the 1996 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment for the best interests of the Corporation.

                                              By Order of the Board of Directors

                                                                JAMES J. PUHALA,
                                                                       Secretary

3600 One Oliver Plaza
Pittsburgh, Pennsylvania 15222-2682
March 26, 1996

                                                                      APPENDIX A

                               DRAVO CORPORATION
                   NON-EMPLOYEE DIRECTORS' RETAINER FEE PLAN

                                   ARTICLE I
                               GENERAL PROVISIONS

     Section 1.1 ESTABLISHMENT AND PURPOSE. There is hereby established the Dravo Corporation Non-Employee Directors' Retainer Fee Plan (the "Plan") pursuant to which each director of Dravo Corporation (the "Company") who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall automatically receive one thousand (1,000) shares of the Company's Common Stock, par value $1.00 (the "Common Stock"), as an annual retainer fee for services as a director, in lieu of cash compensation. The purpose of the Plan is to assist the Company in attracting, retaining and motivating highly qualified Non-Employee Directors and to promote identification of, and align Non-Employee Directors' interest more closely with, the interest of shareholders of the Company.

     Section 1.2 DEFINITIONS. In addition to the terms previously or hereafter defined herein, the following terms when used herein shall have the meanings set forth below:

          "BOARD" shall mean the Board of Directors of the Company.

          "COMMITTEE" shall mean the committee of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

          "RETAINER FEE" shall mean the annual retainer fee paid to a Non-Employee Director for service as such.

     Section 1.3 ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall serve at the pleasure of the Board of Directors. A majority of the Committee shall constitute a quorum and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present or acts approved in writing by a majority of the members of the Committee, shall be deemed the acts of the Committee. The Committee is authorized to interpret and construe the Plan, to make all determinations and take all other actions necessary or advisable for the administration of the Plan, and to delegate to employees of the Company or any subsidiary the authority to perform administrative functions under the Plan.

     Section 1.4 ELIGIBILITY. A Non-Employee Director who is either elected to the Board at the annual meeting of shareholders, who continues as a Non-Employee Director following such annual meeting or who is appointed to the Board between annual meetings of the shareholders shall be eligible to participate in the Plan.

     Section 1.5 COMMON STOCK SUBJECT TO THE PLAN. The maximum number of shares of Common Stock that may be issued pursuant to the Plan is 30,000. Common Stock to be issued under the Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock held in the treasury by the Company.

                                   ARTICLE II
                             COMMON STOCK ISSUANCES

     Section 2.1 COMMON STOCK IN LIEU OF CASH COMPENSATION. Each Non-Employee Director shall receive 1,000 shares of Common Stock under this Plan as payment of the Retainer Fee in lieu of cash otherwise payable to such Non-Employee Director; provided, however, that in the event that a new Non-Employee Director is appointed to the Board following the date of the annual meeting of shareholders, then the number of shares to be granted to such Non-Employee Director shall be equal to the product of eighty-three (83) multiplied by the number of full months remaining prior to the first anniversary of such annual meeting of shareholders (in each case, the "Common Stock Grant").

     Section 2.2 PAYMENT AND CALCULATION OF COMMON STOCK GRANT. The Common Stock Grant shall be made on the date of the annual meeting of shareholders of the Company or in the case of a new Non-Employee Director, on such date that the new Non-Employee Director's term on the Board commences (the "Grant Date").

                                  ARTICLE III
                            MISCELLANEOUS PROVISIONS

     Section 3.1 AMENDMENT AND DISCONTINUANCE. The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto. The Board of Directors may, in its discretion, submit any proposed amendment to the Plan to the shareholders of the Company for approval and shall submit proposed amendments to the Plan to the shareholders of the Company for approval if such approval is required in order for the Plan to comply with Rule 16b-3 of the Exchange Act (or any successor rule).

     Section 3.2 COMMON STOCK ADJUSTMENTS. If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Common Stock, then in relation to the Common Stock that is affected by one or more of the above events, the numbers, rights and privileges of the shares of Common Stock which may be granted under the Plan shall be appropriately adjusted in order to preserve the full benefit of the Plan.

     Section 3.3 COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Notwithstanding any provisions of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange, Inc. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

     Section 3.4 COMPLIANCE WITH SECTION 16. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any provision of the Plan or any action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Committee.

     Section 3.5 GOVERNING LAW. The Plan shall be governed by and construed and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania.

     Section 3.6 EFFECTIVE DATE OF THE PLAN. The Plan shall become effective upon approval and adoption of the Plan by the holders of a majority of the shares present and entitled to vote at the 1996 annual meeting of shareholders.

                                                                      APPENDIX B

                               DRAVO CORPORATION
                       STOCK INCENTIVE COMPENSATION PLAN

                                   ARTICLE I
                               GENERAL PROVISIONS

     Section 1.1. ESTABLISHMENT AND PURPOSE. There is hereby established the Dravo Corporation (the "Company") Stock Incentive Compensation Plan (the "Plan") pursuant to which each participant in the Dravo Corporation Incentive Compensation Plan (the "Incentive Plan") shall be eligible to receive shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), in lieu of cash bonus compensation. The purposes of the Plan are to provide an incentive to Company executives and to provide the Company with a method to further promote identification of, and align executive officers interest more closely with, the interest of shareholders of the Company.

     Section 1.2. DEFINITIONS. In addition to the terms previously or hereafter defined herein, the following terms when used herein shall have the meaning set forth below:

          "BOARD" shall mean the Board of Directors of the Company.

          "BONUS COMPENSATION" shall mean all remuneration designated as bonus compensation that is earned by a Participant (as defined below) pursuant to the Incentive Plan.

          "COMMITTEE" shall mean the committee of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

          "FAIR MARKET VALUE" shall mean, as of any date, the mean between the highest and lowest sales prices for the Common Stock as reported in the New York Stock Exchange--Composite Transactions reporting system for the date in question or, if no sales were effected on such date, on the next preceding date on which sales were effected.

     Section 1.3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall serve at the pleasure of the Board. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be deemed the acts of the Committee. The Committee is authorized to determine the amount of Bonus Compensation to be paid in the form of Common Stock, to determine the terms and conditions subject to which grants of Common Stock will be made, to interpret and construe the Plan, to make all determinations and take all other actions necessary or advisable for the administration of the Plan, and to delegate to employees of the Company or any subsidiary the authority to perform administrative functions under the Plan.

     Section 1.4. ELIGIBILITY. Participation in the Plan shall be limited to officers and other key employees of the Company that are selected by the Committee.

     Section 1.5. COMMON STOCK SUBJECT TO THE PLAN. The maximum number of shares of Common Stock that may be issued pursuant to the Plan is 70,000. Common Stock to be issued under the Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock held in the treasury by the Company.

                                   ARTICLE II
                              TERMS AND CONDITIONS

     Section 2.1. CALCULATION OF COMMON STOCK GRANT. The amount of Bonus Compensation to be received in the form of Common Stock shall be as determined by the Committee and may not exceed one-half (1/2) of Bonus Compensation. The actual number of shares of Common Stock to be received in lieu of cash shall be equal to the amount of Bonus Compensation to be granted in the form of Common

Stock divided by the Fair Market Value of the Common Stock on the date that the balance of such Bonus Compensation is paid in cash.

                                  ARTICLE III
                            MISCELLANEOUS PROVISIONS

     Section 3.1. AMENDMENT AND DISCONTINUANCE. The Board may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto. The Board may, in its discretion, submit any proposed amendment to the Plan to the shareholders of the Company for approval and shall submit proposed amendments to the Plan to the shareholders of the Company for approval if such approval is required in order for the Plan to comply with Rule 16b-3 of the Exchange Act (or any successor rule).

     Section 3.2. COMMON STOCK ADJUSTMENTS. If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Common Stock, then in relation to the Common Stock that is affected by one or more of the above events, the numbers, rights and privileges of the shares of Common Stock available for issuance pursuant to the Plan shall be appropriately increased, decreased or changed in order to preserve the full benefit of the Plan.

     Section 3.3. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any Common Stock hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange, Inc. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

     Section 3.4. COMPLIANCE WITH SECTION 16. With respect to persons subject to Section 16(a) of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any provision of the Plan or any action by the Board or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Committee.

     Section 3.5. WITHHOLDING TAXES. To the extent required by applicable law or regulation, the Company shall withhold any federal, state or local income or other tax applicable to the receipt of Common Stock under the Plan.

     Section 3.6. GOVERNING LAW. The Plan shall be governed by and construed and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania.

     Section 3.7. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective upon approval by the Board; provided, however, that awards to individuals who are subject to Section 16 of the Exchange Act may be made prior to obtaining shareholder approval of the Plan only if such awards are made subject to shareholder approval.

[LOGO OF DRAVO CORPORATION]



-----------------------

NOTICE OF THE
1996 ANNUAL MEETING AND
PROXY STATEMENT
-----------------------

[LOGO OF DRAVO CORPORATION]

                        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 25, 1996
                                   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Carl A. Gilbert and Ernest F. Ladd, III, and each of them, with full power of substitution, as proxies (the "Proxies") to vote all shares of Common Stock which the undersigned is entitled to vote at the above stated Annual Meeting of shareholders, and any adjournments thereof, upon the matters set forth in the Notice and Proxy Statement, as follows:

1. ELECTION OF DIRECTORS to the class of the Board of Directors whose term expires at the 1999 Annual Meeting of shareholders (check one box only).
   [_] FOR all nominees listed below:       [_] WITHHOLD AUTHORITY to vote
                                                for all nominees listed below:

                Arthur E. Byrnes and James C. Huntington, Jr.

     (to withhold authority for any individual nominee, check the "FOR all nominees" box above and write that nominee's name in the space provided below)

  ------------------------------------------------------------------------------

2. APPROVAL OF THE PROPOSED NON-EMPLOYEE DIRECTORS' RETAINER FEE PLAN.
   [_] FOR                 [_] AGAINST                 [_] ABSTAIN

3. APPROVAL OF THE PROPOSED STOCK INCENTIVE COMPENSATION PLAN.
   [_] FOR                 [_] AGAINST                 [_] ABSTAIN

4. APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR 1996.
   [_] FOR                 [_] AGAINST                 [_] ABSTAIN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

   In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of shareholders, and any adjournments thereof.

                  (Continued and to be signed on reverse side)

   THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN. IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, INCLUDING WITHOUT LIMITATION, THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS FOR WHICH A BONA FIDE NOMINEE IS NAMED IN THE PROXY STATEMENT AND IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. A VOTE FOR THE NOMINEES LISTED WILL GIVE THE PROXIES DISCRETIONARY AUTHORITY TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS ENTITLED AND ALLOCATE THEM IN FAVOR OF ANY ONE OF THE NOMINEES, AS THE PROXIES DETERMINE. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

PLEASE SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                                    Dated................................., 1996
                                    PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT.

                                    ............................................
                                                                     (Signature)

                                    ............................................
                                                     (Signature if held jointly)

                                    ............................................

[LOGO OF DRAVO CORPORATION]

        VOTER DIRECTION CARD                      DRAVO CORPORATION SAVINGS PLAN
                              FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 25, 1996
                                   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO: THE VANGUARD GROUP, TRUSTEE

   The undersigned, a participant having Common Stock of Dravo Corporation credited to my account, does hereby instruct the Trustee that in voting all shares of Common Stock held in the Dravo Corporation Stock Fund at the above stated Annual Meeting of shareholders, and any adjournments thereof, upon the matters set forth in the Notice and Proxy Statement, the shares of Common Stock indicated on the reverse side hereof shall be counted as follows:

1. ELECTION OF DIRECTORS to the class of the Board of Directors whose term expires at the 1999 Annual Meeting of shareholders (check one box only).

   [_] FOR all nominees listed below:       [_] WITHHOLD AUTHORITY to vote for
                                                all nominees listed below:

                   Arthur E. Byrnes and James C. Huntington, Jr.

       (to withhold authority for any individual nominee, check the "FOR all nominees" box and write that nominee's name in the space provided below)

   ----------------------------------------------------------------------------

2. APPROVAL OF THE PROPOSED NON-EMPLOYEE DIRECTORS' RETAINER FEE PLAN.
           [_] FOR                [_] AGAINST                [_] ABSTAIN

3. APPROVAL OF THE PROPOSED STOCK INCENTIVE COMPENSATION PLAN.
           [_] FOR                [_] AGAINST                [_] ABSTAIN

4. APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR 1996.
           [_] FOR                [_] AGAINST                [_] ABSTAIN

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

                 (Continued and to be signed on reverse side)

   The Trustee shall vote upon such other matters as may properly come before the Annual Meeting of shareholders, and any adjournments thereof, as the proxies named in the solicitation of the Board of Directors (the "Board Named Proxies") determine, including without limitation, the election of any person to the Board of Directors for which a bona fide nominee is named in Proxy Statement and is unable to serve or for good cause will not serve.

   THE TRUSTEE WILL VOTE THE SHARES IN THE DRAVO CORPORATION STOCK FUND IN ACCORDANCE WITH THE PLAN. IN DETERMINING HOW TO VOTE THE FUND'S SHARES, THE SHARES INDICATED BELOW WILL BE COUNTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS GIVEN, THE SHARES INDICATED BELOW WILL BE COUNTED AS BEING FOR PROPOSALS 1, 2, 3 AND 4. IF THE UNDERSIGNED VOTES FOR THE NOMINEES LISTED, THE TRUSTEE MAY CUMULATE ALL VOTES WHICH THE UNDERSIGNED IS ENTITLED TO DIRECT AND ALLOCATE THEM IN FAVOR OF ANY ONE OF THE NOMINEES, AS THE BOARD NAMED PROXIES DETERMINE. THE TRUSTEE MAY APPOINT THE BOARD NAMED PROXIES TO VOTE THE SHARES IN THE DRAVO CORPORATION STOCK FUND IN THE MANNER DIRECTED BY THE TRUSTEE. Any voter direction card heretofore given by the undersigned with respect to such stock is hereby revoked.

                                    Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

                                    PLEASE SIGN, DATE, AND RETURN THIS CARD
                                    PROMPTLY IN THE ENCLOSED ENVELOPE.

                                    Dated................................., 1996
                                    PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT.

                                    ............................................
                                                                     (Signature)

                                    ............................................